EXHIBIT 99.1

PRESS RELEASE	July 25, 2023

Century Casinos, Inc. Completes Acquisition of Rocky Gap Casino Resort Operations; Expands into Maryland

Colorado Springs, CO – July 25, 2023 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or the “Company”) announced that it completed the acquisition of the operations of Rocky Gap Casino Resort (“Rocky Gap”) from Golden Entertainment Inc. for approximately $56.1 million (the “Acquisition”) on July 25, 2023.

Simultaneous with the closing of the transaction, an affiliate of VICI Properties Inc. (NYSE: VICI) (“VICI”) acquired a related interest in the land and building associated with Rocky Gap for approximately $203.9 million and the Company amended its triple net master lease agreement with VICI to add the Rocky Gap property. The amendment to the master lease agreement includes an increase in initial annualized rent of approximately $15.5 million.

The Company financed the Acquisition with $30.0 million borrowed from the revolving facility of its existing credit agreement with Goldman Sachs USA and cash from the balance sheet.

“We are very excited to be expanding into Maryland,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, remarked. “Rocky Gap is a great addition to our portfolio. We look forward to working with the staff and community to continue the current success at this property into the future,” Haitzmann and Hoetzinger concluded.

Rocky Gap is located in Flintstone, Maryland in Rocky Gap State Park, which attracts over half a million visitors annually. The full-service resort sits on approximately 270 acres and includes an 18-hole golf course designed by Jack Nicklaus, a 5,000 square-foot events center, several meeting spaces, a spa, and several outdoor activities. The property consists of over 25,000 square feet of gaming floor, 630 slot machines, 16 table games, 198 hotel rooms and five food and beverage venues.

The property has recently invested approximately $10.0 million in improvements to its hotel, slot machines, restaurants, and sports lounge. There is potential to further expand the casino and hotel and capture more customers from adjacent markets.

With this transaction, the Company’s portfolio* increased to 19 casinos world-wide that include 7,565 gaming machines, 268 table games and over 4,100 full-time equivalent employees. On a pro forma basis giving effect to the Acquisition as if it occurred on January 1, 2022, the Company’s net operating revenue and Adjusted EBITDA** for the year ended December 31, 2022 with Rocky Gap would have been $508.5 million and $128.7 million, respectively. See a reconciliation of the 2022 pro forma results in Supplemental Information below.

Stifel acted as exclusive financial advisor and Faegre Drinker Biddle & Reath LLP acted as legal advisor to the Company in connection with the Acquisition.

*As of June 30, 2023, giving effect to the Acquisition.

**Adjusted EBITDA is a non-GAAP financial measure. See Supplemental Information for the definition and reconciliation of Adjusted EBITDA.

Supplemental Information:

Adjusted EBITDA. The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest net earnings (losses) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time items. The Company has a $284.9 million long-term financing obligation under its triple net master lease (“Master Lease”) for its West Virginia and Missouri properties. Expense related to the Master Lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under the generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to evaluate and forecast the operating performance of the Company and its properties as well as to compare results of current periods to prior periods. Management believes that presenting Adjusted EBITDA to investors provides them with information used by management for financial and operational decision making in order to understand the Company’s operating performance and evaluate the methodology used by management to evaluate and measure such performance. Management believes that using Adjusted EBITDA is a useful way to compare the relative operating performance of separate reportable segments by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. Our computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry.

Lease Payments. The Company defines Lease Payments as payments on the Master Lease and the land lease for Century Downs Racetrack and Casino (“CDR”).

Lease Adjusted EBITDA. The Company defines Lease Adjusted EBITDA as Adjusted EBITDA less Lease Payments.

Pro Forma Financial Information.  Pro forma net operating revenue, pro forma combined Adjusted EBITDA and pro forma combined EBITDA are non-GAAP financial measures. The unaudited pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the Acquisition occurred at the beginning of the period presented, nor the impact of the possible business model changes. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the realization of potential cost savings, revenue synergies, changes in market conditions and asset dispositions, among other factors, and, accordingly, does not attempt to predict or suggest future results. The Company expects to incur costs associated with the Acquisition and the integration of the business and operations of the Company and Rocky Gap. However, the unaudited pro forma financial information does not include these estimated Acquisition and integration costs.

2/5

Supplemental Information:

Reconciliation of 2022 Adjusted EBITDA and Lease Adjusted EBITDA for the Company and Rocky Gap.

For the year ended December 31, 2022
in thousands	Century Casinos, Inc.	Rocky Gap
Net earnings	$7,976	$22,966
Interest expense (income), net	64,980	16
Income tax benefit	(7,660)	—
Depreciation and amortization	27,109	2,423
Non-controlling interests	5,694	—
Non-cash stock-based compensation	3,335	—
Gain on foreign currency transactions, cost recovery income and other	(1,236)	—
Loss on disposition of fixed assets	18	—
Acquisition costs	3,124	—
Change in non-cash lease expense	—	(142)
Other, net	—	120
Adjusted EBITDA	$103,340	$25,383
Lease Payments	(27,754)	(15,500)
Lease Adjusted EBITDA	$75,586	$9,883

Pro Forma Combined 2022 results for the Company and Rocky Gap.

	Net Operating Revenue
Amounts in millions	Century	Rocky Gap (1)	Pro Forma Combined (2)
For the year ended:
December 31, 2022	$430.5	$78.0	$508.5

(1)	Based on audited 2022 results provided by Golden Entertainment, Inc.
(2)	See “Pro Forma Financial Information” above.

3/5

Supplemental Information:

Pro Forma Combined 2022 results for the Company and Rocky Gap.

	Adjusted EBITDA
Amounts in millions	Century	Rocky Gap (1)	Pro Forma Combined Adjusted EBITDA (2)(3)	Lease Payments (3)	Pro Forma Combined Lease Adjusted EBITDA (2)
For the year ended:
December 31, 2022	$103.3	$25.4	$128.7	$(43.3)	$85.4

(1)	Based on unaudited 2022 results provided by Golden Entertainment, Inc.
(2)	See “Pro Forma Financial Information” above.
(3)

Adjusted EBITDA is a non-GAAP financial measure. See “Adjusted EBITDA” above. Lease Payments include $25.7 million of annual rental expense associated with the Master Lease, $2.1 million of annual rent expense associated with the Company’s land lease at CDR and $15.5 million of annual rent expense associated with the addition of Rocky Gap to the Master Lease.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; Rocky Gap in Flintstone, Maryland; and the Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. Through its Austrian subsidiary, Century Resorts Management GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. Through its United States subsidiary, Century Nevada Acquisition, Inc., the Company owns the Nugget and a 50% membership interest in Smooth Bourbon, which owns the land and building of the Nugget. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

4/5

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” “potential” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the Acquisition, as well as Century Casinos’ plans, objectives, expectations, intentions, and other statements relating to cash flow and operating results, its credit facility, Master Lease and debt repayment. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the Acquisition and the integration of the business and assets acquired; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the possibility that the anticipated operating results and other benefits of the transaction are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

5/5